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                                                                      EXHIBIT 23



                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statements on Forms S-8 and S-3 (Numbers 33-85216, 33-81270, 333-17755,
33-78820, 33-95584, 333-06221, 333-23757, 333-49133, 333-58327, 333-73271,
333-59566, 333-38736 and 333-76072) pertaining to the Friedman's Inc. 1993 Stock Option Plan, Friedman's Inc. 1994 Stock Option Plan for Outside Directors, Friedman's Inc. Amended and Restated 1994 Stock Option Plan for Outside Directors, Friedman's Inc. 1994 Qualified Employee Stock Purchase Plan, Friedman's Inc. 1994 Stock Option Plan, Friedman's Inc. 1995 Stock Option Plan, Friedman's Inc. 1996 Stock Option Plan, Friedman's Inc. 1997 Stock Option Plan, Friedman's Inc. Retirement Savings Plan, Friedman's Inc. 1999 Long-Term Incentive Plan, Friedman's Inc. Dividend Reinvestment Plan and Friedman's Inc. shelf registration statement of our report dated November 1, 2002 with respect to the consolidated financial statements and schedule of Friedman's Inc. included in its Annual Report on Form 10-K for the year ended September 28, 2002.

/s/ Ernst & Young LLP

Atlanta, Georgia
December 18, 2002